Exhibit 10.21

CIBUS GLOBAL, LTD.
 RESTRICTED SHARES PURCHASE AGREEMENT

This Restricted Shares Purchase Agreement (the “Agreement”) is entered into effective as of ____________, 2017 (the “Effective Date”), by Cibus Global, Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), and_________, an individual (the “Purchaser”), with reference to the following facts:

WHEREAS, the operation and management of the Company, as well as the rights, duties, privileges, preferences and obligations of the Company’s Members, are each set forth in and governed by (i) that certain Memorandum of Association of the Company as amended and restated as of August 23, 2016 and (ii) those certain Articles of Association of the Company as amended and restated as of August 23, 2016 (such Memorandum of Association and Articles of Association, as the same may be modified, updated, restated or superseded from time to time according to their terms, being referred to herein individually as the “Memorandum” and the “Articles”, respectively, and together as the “M&A”);

WHEREAS, pursuant to the Memorandum and Articles, the Company has adopted its 2016 Restricted Shares Plan (the “Plan”), pursuant to which the Company is authorized to issue non-voting Common Shares to officers, directors, employees, consultants, advisors and similar service providers of the Company or any of its subsidiaries, in each case as per the terms and conditions of the Plan and the M&A;

WHEREAS, the Company’s Board of Directors (the “Board”) has, pursuant to the Plan, authorized the issuance of certain non-voting Common Shares to the Purchaser, such issuance to be upon the terms and conditions set forth in this Agreement;

WHEREAS, in order to evidence and reflect the foregoing, each of the parties hereto now desires to enter into this Agreement upon the terms and conditions set forth below.

NOW, THEREFORE, for valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, each of the parties to this Agreement do hereby agree as follows.

ARTICLE 1
 ACQUISITION OF SHARES

1.1.          Sale and Purchase. On the terms and conditions set forth in the M&A, the Plan and this Agreement, the Company agrees to and does issue to Purchaser ___________(______) non-voting Common Shares of the Company (the “Purchased Shares”), and Purchaser hereby accepts such issuance and hereby agrees to be bound by all of the applicable terms and conditions of the M&A, the Plan and this Agreement. For purposes of this Agreement, the Purchased Shares shall be assigned a “Value Threshold” of                per share. The Purchased Shares shall be treated and accounted for by all parties as an issuance of a “profits interest” in the Company (as described in IRS Revenue Procedure 93-27 and 2001-43, as well as any subsequent guidance issued by the IRS).

1.2.          Consideration.

(a)          In consideration for the issuance of the Purchased Shares, the Purchaser shall pay to the Company an amount of cash equal to $0.01 per share (or $_____ in the aggregate for the Purchased Shares) (the “Cash Purchase Price”). The Cash Purchase Price shall be payable on and as of the Effective Date in immediately available funds or, at the option of the Company, through withholding of any other amounts (including salary, etc.) otherwise payable to Purchaser by Company. Except as set forth in Section 1.2(c) below, Purchaser shall not, as of the Effective Date, receive any Capital Account credit with respect to its Purchased Shares. The Capital Accounts of all the Members of the Company (including Purchaser) as of the Effective Date shall be as set forth in records maintained by the Company.

(b)          In addition to the Cash Purchase Price, and notwithstanding anything in the M&A to the contrary, it is acknowledged and agreed that any distributions which, but for this Section 1.2(b), would have otherwise been made to the Purchaser pursuant to the M&A with respect to the Purchased Shares (other than advances pursuant to Section 5.5(c) of the Articles which represent Tax Distribution Amounts as defined in the Articles)) shall not be distributed to Purchaser and instead shall be retained by the Company (such amounts being referred to as the “Retained Amounts”) for distribution to other Members pursuant to the M&A, until such time as the Retained Amounts shall be at least equal to the Value Threshold. For example, assuming Purchaser is issued 1,000 non-voting Common Shares with a Value Threshold of $1.50 per share, if the Company then distributes $1.00 to each non-voting Common Share pursuant to Section 5.5(a) of the Articles, Purchases will not receive the distribution, but the Value Threshold will be reduced by like amount to $0.50 per share. If the Company subsequently distributes an additional $0.50 to each outstanding non-voting Common Share, then the Value Threshold will be further reduced to zero, and the Purchaser will be entitled to participate in any future distributions on the Company’s non-voting Common Shares, as per the terms of the M&A. Any amounts representing Retained Amounts shall, for purposes of calculating and maintaining the Capital Accounts of the Members and allocating items of Net Profit and Net Loss to the Members pursuant to the M&A, be deemed to have been distributed to the Purchaser and then immediately having been returned to the Company by the Purchaser as a Capital Contribution by the Purchaser in such amount.

(c)          As of the Effective Date, the Board shall, pursuant to Section 1.704- 1(b)(2)(iv)(f) of the Treasury Regulations, adjust the Capital Accounts of the Members of the Company to an amount which shall equal (in the Board’s determination) the fair market value of all of the Company’s assets as of such time (net of all liabilities or debts of the Company), and shall allocate any resulting adjustments to such Capital Accounts among the Members as set forth in the M&A; provided, however, that the aggregate Capital Account balance of the Purchaser with respect to the Purchased Shares shall be, and hereby is, assigned an initial Capital Account balance of $0.01 per share, it being the intent of the parties that such Purchased Shares shall for tax purposes be considered as “profits interests” within the meaning of IRS Revenue Procedure 93- 27.

1.3.          Terms of M&A, Plan and Related Issues. Purchaser understands that the M&A and the Plan contain important terms and conditions that apply to the Purchased Shares being issued to Purchaser hereunder. Purchaser acknowledges having received copies of both the M&A and the Plan and, having read the same, agrees to be bound by their respective terms and conditions. Capitalized terms used in this document and not otherwise defined hereunder shall, unless the context clearly indicates otherwise, have the meanings ascribed to each such term in the M&A and/or the Plan. Purchaser further acknowledges that the Company has given no tax advice to Purchaser concerning the Purchased Shares which is being issued hereunder and has advised Purchaser to consult his/her own tax advisor concerning the same.

ARTICLE 2
 RIGHT OF REPURCHASE

2.1.          Scope of Repurchase Right. All Purchased Shares shall be subject to a right (but not an obligation) of repurchase in favor of the Company (the “Right of Repurchase”), pursuant to the terms and conditions of this Agreement. The Purchaser shall not, directly or indirectly, via a sale or other transfer of the Purchased Shares, any interest therein or otherwise, transfer, assign, encumber or otherwise dispose of any Purchased Shares (whether or not such Purchased Shares are Restricted Shares) without complying with the terms and conditions of this Agreement. For purposes of this Agreement, the term “Restricted Shares” shall have the meaning set forth in Section 2.4. Except for certain Transfers expressly permitted pursuant to the M&A, the Purchaser may not sell, pledge or otherwise transfer the Purchased Shares or any portion thereof.

2.2.         Condition Precedent to Exercise. If Purchaser ceases to provide continuous service to the Company and its subsidiaries (as applicable) for any reason (including, without limitation, by reason of a voluntary termination, a termination with or without Cause (as defined below) or a termination by reason of death or disability) (the “Termination Date”), the Company, or its assigns, may exercise the Right of Repurchase with respect to any or all of the Purchased Shares within ninety (90) days after such Termination Date (the “Repurchase Period”). For purposes hereof, the term “Cause” shall be limited the following: (a) if Purchaser is convicted by a court of competent jurisdiction or pleads “no contest” to a felony or to any conduct of a criminal nature involving moral turpitude (other than a minor traffic violations); (ii) physical or mental impairment in or during the performance of Purchaser’s duties or if Purchaser reports to work under the influence of illegal drugs or alcohol or frequent unauthorized absences from work; (iii) if Purchaser intentionally engages in fraud, embezzlement or any other illegal conduct substantially detrimental to the business reputation of the Company, regardless of whether such conduct is designed to defraud the Company or others; (iv) if Purchaser imparts material confidential information relating to the Company or its business to competitors or to other third parties other than in the course of carrying out Purchaser’s employment duties; (v) if Purchaser fails to perform a material aspect of Purchaser’s employment responsibilities and fail to cure such breach (if such breach is then capable of being cured) within ten (10) business days following written notice thereof specifying in reasonable detail the nature of such breach, or if such breach is not capable of being cured in such time, a cure shall not have been diligently initiated within such ten (10) business day period; (vi) Purchaser violates any rules, policies or procedures of the Company, as documented in the Company’s human resources standards manual or other written or electronically published company policies and fails to cure such breach (if such breach is then capable of being cured) within ten (10) business days following written notice thereof specifying in reasonable detail the nature of such breach, or if such breach is not capable of being cured in such time, a cure shall not have been diligently initiated within such ten (10) business day period; (vii) if Purchaser fails to follow any lawful directive of the Board; or (viii) any other material action on the Purchaser’s part which adversely impacts, discredits or disparages the Company or its reputation.

2.3.          Repurchase Price. If the Company exercises the Right of Repurchase with respect to any of the Purchased Shares, it shall pay the Purchaser an amount as determined pursuant to this Section (the “Repurchase Price”), such Repurchase Price to be payable in accordance with Section 2.5. The Repurchase Price with respect to any Purchased Shares that are Restricted Shares (as defined below) as of the Termination Date shall be a price equal to the Cash Purchase Price per share paid by Purchaser for such shares (i.e., $0.01 per share). The Repurchase Price with respect to any Purchased Shares that are no longer Restricted Shares as of the Termination Date shall be an amount per share equal to the Fair Market Value thereof as of the Termination Date (for purposes of this Agreement, the “Fair Market Value” of the Purchased Shares shall be the fair market value thereof as determined by the Company in good faith). Notwithstanding the Repurchase Price as set forth in this Section, if Purchaser is terminated for Cause, the Repurchase Price for all Purchased Shares, regardless if all or any portion of the Purchased Shares are Restricted Shares or not, shall be the lesser of the Cash Purchase Price or the Fair Market Value. Notwithstanding the foregoing, the Repurchase Price shall be paid first through dollar-for-dollar reduction of that portion of the Value Threshold, if any, still outstanding after taking into account all Retained Amounts. Accordingly, the Repurchase Price shall be net of any and all outstanding Value Threshold amount (i.e. the difference between the Value Threshold less all Retained Amounts).

2.4.         Release of Purchased Shares as Restricted Shares. For purposes of this Agreement and the Plan, all Purchased Shares shall initially be “Restricted Shares” as of the Effective Date, and shall cease to be considered Restricted Shares as follows:

(a)           One quarter of the Purchase Shares (or                 shares) shall cease to be considered Restricted Shares on              , 2018 (the Initial Release Date”), provided that Purchaser continuously provides full-time services for and on behalf of the Company through and including such Initial Release Date; and

(b)           The remaining                Purchased Shares shall cease to be considered Restricted Shares over the next thirty six (36) full calendar months occurring after the Initial Release Date in installments of             Purchased Shares each month with the last monthly installment being               Purchased Shares, such installments to commence on the last day of the first full calendar month immediately following the Initial Release Date and last date of each full calendar month thereafter (each a “Subsequent Release Date”), such that all of the Purchased Shares shall cease to be Restricted Shares in three (3) years from the Initial Release Date; provided that Purchaser shall be providing continuous service to the Company through and including each such Subsequent Release Date. By way of clarification, all Purchased Shares shall remain subject to the Right of Repurchase in accordance with the provisions hereof, even following the date when such Purchased Shares cease to be “Restricted Shares”.

(c)            Except as otherwise set forth in this Agreement, the Purchased Shares shall cease to be Restricted Shares in their entirety upon a Change of Control transaction (as defined below), provided that Purchaser is providing continuous service to the Company (or its successor) immediately prior to the date of the consummation of the Change in Control. For this purpose, the term “Change of Control” shall mean (i) any sale of all or substantially all of the Company’s assets, or any sale of any material portion of the Company’s assets other than (a) in the ordinary course of the conduct of the Company’s business; and/or (b) to an Affiliate (as defined below) of the Company, (ii) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction of the Company’s organization, (iii) any reverse merger in which the Company is the surviving entity but in which the then existing Members of the Company transfer fifty percent (50%) or more of the shares in the Company of such then existing Members to holders different from those who held the shares immediately prior to such merger; and/or (iv) any sale or transfer by the then existing members of the Company of fifty percent (50%) or more of the shares in the Company of such then existing Members to any person or persons other than the then existing Members of the Company. Notwithstanding the foregoing, in the event the Purchaser is offered continuous service in the Company upon the occurrence of any Change of Control transaction which does not require the Purchaser to relocate and does not result in a substantial change in Purchaser’s then current duties with the Company, Purchased Shares shall continue to be Restricted Shares in the same manner as if this Section 2.4(c) did not apply. For purposes of this Agreement, the term “Affiliate” means any other person or entity which directly or indirectly controls, is controlled by, or is under common control with the Company.

2.5.          Exercise of Repurchase Right. The Right of Repurchase shall be exercisable only by written notice delivered to the Purchaser prior to the expiration of the repurchase period specified in Section 2.2 above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than thirty (30) days after the date of the notice.

2.6.          Termination of Rights as Member. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with this Article 2, then after such time the person or entity from whom such Purchased Shares is to be repurchased shall no longer have any rights as a holder of such Purchased Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Purchased Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof. In the event that the Right of Repurchase is exercised, then if necessary, any director or officer of the Company shall be authorized to execute a share transfer instrument on behalf of Purchaser and to take all other actions as are required to consummate the transfer.

2.7.          Right of First Refusal. Notwithstanding anything contained in here to the contrary. Purchaser hereby acknowledges that the Purchased Shares are subject to a Right of First Refusal, as set forth more fully in the M&A.

ARTICLE 3
PURCHASER REPRESENTATIONS AND RESTRICTIONS ON TRANSFER; RIGHT
OF REDEMPTION

3.1.          Purchaser Representations. In connection with the issuance and purchase of the Purchased Shares under this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

(a)           The Purchaser is acquiring and will hold the Purchased Shares for investment for the Purchaser’s account only and not with a view to, or for resale in connection with, any “distribution” thereof with the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)           The Purchaser understands that the Purchased Shares have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Shares must be held indefinitely, unless they are subsequently registered under the Securities Act or the Purchaser obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Purchased Shares.

(c)           The Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions. The Purchaser acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(d)          The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares in violation of the Securities Act, the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder, including Rule 144 under the Securities Act, or the laws of the British Virgin Islands. The Purchaser will not dispose of the Purchased Shares unless and until the Purchaser has complied with all requirements of this Agreement applicable to the disposition of Purchased Shares and the Purchaser has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Shares under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken, and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Shares under any state securities laws or the laws of the British Virgin Islands.

(e)            The Purchaser has been furnished with, and has had access to, such information as the Purchaser considers necessary or appropriate for deciding whether to invest in the Purchased Shares, and the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Shares.

(f)             The Purchaser is aware that the Purchaser’s investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Purchaser is able, without impairing the Purchaser’s financial condition, to hold the Purchased Shares for an indefinite period and to suffer a complete loss of an investment in the Purchased Shares.

(g)          The Purchaser has adequate net worth and means of providing for the Purchaser’s current needs and possible personal contingencies to sustain a complete loss of his/her investment in the Purchased Shares and has no need for liquidity of this investment. The Purchaser’s total commitment to investments, which are not readily marketable, is not disproportionate to the Purchaser’s net worth and will not become disproportionate as a result of the Purchaser’s investment in Purchased Shares (and, in any event, the Purchaser’s investment in the Purchased Shares does not exceed 10% of Purchaser’s net worth (or joint net worth with that of Purchaser’s spouse, if any). The Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of investment in the Company, and the Purchaser is able to bear the economic risk of the Purchaser’s investment in the Company

(h)          The Purchaser is acquiring the Purchased Shares without having been furnished any offering literature or prospectus other than the documents attached hereto and any other documents specifically authorized by the Company’s Board.

3.2.          Market Stand-Off.  In connection with any underwritten public offering by the Company (or its successor) of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, Purchaser agrees that he/she shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Purchased Shares acquired under this Agreement without the prior written consent of the Company and the Company’s underwriters. Such restriction (the “Market Standoff”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed 180 days.

3.3.          Securities Law Restrictions. Regardless of whether the offering and sale of Purchased Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Purchased Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state, the British Virgin Islands, or any other law.

3.4.          Rights of the Company. The Company shall not be required to (a) transfer on its books any Purchased Shares that have been sold or transferred in contravention of this Agreement or (b) treat as the owner of Purchased Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom Purchased Shares have been transferred in contravention of this Agreement.

3.5.          Redemption Right. In connection with any desired public offering of Shares of the Company, it is contemplated that subject to the terms of the M&A: (i) the Company may cause to be created an entity to serve as a vehicle to be used to accomplish the purposes of such an offering (“IPOco”), and (ii) IPOco will sell shares directly to the public for cash, and then contribute the cash proceeds from such offering to the Company in exchange for Shares of the Company (any such offering, an “Offering”). In connection with any such Offering, the Company may redeem all or any part of the Purchased Shares upon not less than ten (10) days’ prior written notice to Purchaser, provided that the delivery by the Company of such notice to the last address of record of Purchaser in the Company’s records shall constitute for all purposes sufficient notice (the “Redemption”). In consideration for the Redemption of the Purchased Shares, the Company shall transfer or cause to be issued to Purchaser shares of IPOco (“IPO Shares”), in an amount determined in the manner set forth below. The number of IPO Shares to be issued to Purchaser shall be determined as follows: the number of Purchased Shares held by Purchaser that the Company elects to redeem shall be multiplied by the difference between (i) the Fair Market Value of each Purchased Share and (ii) the “Value Threshold” then applicable to such Purchased Share, determined in accordance with this Agreement (such difference, the “Net Value” of each Purchased Share). The Net Value of each Purchased Share shall be multiplied by the number of Purchased Shares held by Purchaser that the Company elects to redeem, with the resulting amount being deemed the “Aggregate Net Value”. Purchaser shall then be entitled to receive, in consideration for the Redemption of Purchaser’s Purchased Shares, such number of shares of IPOco determined by dividing (i) the Aggregate Net Value by (ii) the Fair Market Value of one (1) share of IPOco (as determined by the Company in good faith). Any certificates evidencing the Purchased Shares must be surrendered to the Company in order for Purchaser to receive the IPO Shares; however, the failure of Purchaser to Surrender such certificate(s) shall in no way lessen or modify the effectiveness of the Redemption. In the event that a Redemption authorized pursuant to this Section is not consummated due to the default of Purchaser, then if necessary, any director or officer of the Company shall be authorized to execute a share transfer instrument on behalf of Purchaser and to take all other actions as are required to consummate the transfer.

ARTICLE 4
MISCELLANEOUS

4.1.         Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Purchaser at the address that it most recently provided to the Company.

4.2.          Not an Employment Contract. This Agreement shall not be deemed to be an agreement to employ Purchaser for a specific term or to limit in any way the right of the Company to terminate Purchaser’s employment at any time with or without cause.

4.3.          Consent of Spouse. Notwithstanding anything in this Agreement to the contrary, as a prerequisite to the effectiveness of this Agreement and the rights, duties, privileges, preferences or obligations of the parties hereto, the Purchaser shall execute (or cause to be executed) and return to the Company a form of spousal consent in the form attached hereto as Exhibit A.

4.4.          Entire Agreement. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) relating to the subject matter hereof.

4.5.          Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such State. Except for actions seeking injunctive relief (which may be brought in any appropriate jurisdiction) suit under this Agreement shall only be brought in a court of competent jurisdiction in the County of San Diego, State of California. This choice of venue is intended by the parties to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section. Each party waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.

4.6.          Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Purchaser and the Purchaser’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof. This Agreement may be assigned by the Company.

4.7.           Further Assurances. The Purchaser and the Company agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

4.8.         Tax Liability. THE PURCHASER UNDERSTANDS THAT THE PURCHASER (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR THE PURCHASER’S OWN FEDERAL, STATE, LOCAL OR FOREIGN TAX LIABILITY AND ANY OF THE PURCHASER’S OTHER TAX CONSEQUENCES THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE PURCHASER SHALL RELY SOLELY ON THE DETERMINATIONS OF THE PURCHASER’S TAX ADVISORS OR PURCHASER’S OWN DETERMINATIONS, AND NOT ON ANY STATEMENTS OR REPRESENTATIONS BY THE COMPANY OR ANY OF ITS AGENTS, WITH REGARD TO ALL SUCH TAX MATTERS. THE ACQUISITION OF THE PURCHASED SHARES MAY RESULT IN ADVERSE TAX CONSEQUENCES THAT MAY BE AVOIDED OR MITIGATED BY FILING AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUCH ELECTION MAY BE FILED ONLY WITHIN THIRTY (30) DAYS AFTER THE DATE OF PURCHASE. THE PURCHASER SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE PURCHASED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(B) ELECTION. THE PURCHASER ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE’S CODE OF 1986, AS AMENDED, EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

[Remainder of Page Intentionally Left Blank]

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

“Company	CIBUS GLOBAL, LTD., a Company organized under the laws of the British Virgin Islands

By:
Peter Beetham,
President & Chief Executive Officer

	Address:	6455 Nancy Ridge Drive
San Diego, CA 92121

“Purchaser”

Name

Address:

[Signature Page to Restricted Shares Purchase Agreement]

EXHIBIT A

CONSENT OF SPOUSE

I, ________________________________ , spouse of __________, do hereby certify, acknowledge, and agree as follows:

That I have read and approve of each of the provisions set forth in the Cibus Global, Ltd., Restricted Shares Purchase Agreement to which this Consent of Spouse is attached (the “Agreement”).

I accept and agree to be bound by the Agreement in all respects and in connection with any interest I may have in the subject matter of the Agreement, whether that interest may be community property or quasi-community property under the laws of the State of California or other applicable laws relating to marital property in effect in the state of our residence as of the date of signing of the Agreement and this Consent of Spouse.

I hereby appoint my spouse, as my attorney-in-fact with respect to the exercise of any and all rights, including, without limitation, voting rights, that my spouse and I may have as husband and wife as community property under the Agreement.

I hereby ratify and consent to any documents, including, without limitation, any and all amendments to the Agreement, that have or will be consented to or executed by my spouse, as attorney-in-fact for my spouse and I as husband and wife, with respect to our interest in the Company.

Dated: ______________________, 2017.

[Signature of Spouse]

[Print or Type Name of Spouse]

In the event that the Purchaser is unmarried as of the effective date of the Agreement, Purchaser shall, in lieu of obtaining signature and agreement of a spouse as indicated above, shall, instead initial here: _______________________________________.  By doing so, Purchaser hereby represents and warrants to the Company that he/she is unmarried.